FOR IMMEDIATE RELEASE
TELEPHONE: (609) 561-9000
MEDIA CONTACT: JOANNE BRIGANDI x4240
INVESTOR CONTACT: STEPHEN CLARK x4260
OCTOBER 28, 2003


               SJI Posts Strong Third Quarter Performance Improvement
                        Delivers Nine Month Record Earnings

Folsom, NJ-South Jersey Industries (NYSE:SJI) delivered a $0.14 per share improvement in earnings from continuing operations for the third quarter. Commenting on SJI's third quarter results, Charles Biscieglia, Chairman and CEO of SJI, said, "Consistent execution of our strategy has enabled SJI to deliver strong earnings performance for not only the third quarter and first nine months of 2003, but the last five years as well.
         The results of the first nine months of 2003 keep SJI on track to deliver the earnings per share growth for the year of at least the 7% to 10 % that we outlined previously," continued Biscieglia. SJI's earnings from continuing operations for the first nine months of 2003 were a record $23.2 million or $1.87 per share compared with $17.2 million, or $1.44 per share for 2002.
         Although SJI typically produces a loss in the third quarter when natural gas usage is minimal, the company was able to minimize its third quarter loss from continuing operations to $1.6 million, or $0.13 per share. This compares favorably with a loss of $3.2 million, or $0.27 per share, for the same period in 2002.

Third Quarter 2003 Highlights:

         Non-Utility Operations Net Income Increases

o        Net income contribution for the quarter from our non-utility business increased to $2.2 million due to strong performance in our wholesale energy marketing and on-site energy production businesses. These results were partially offset by lower than targeted comparative net income posted by our retail gas marketing business.

o        South Jersey Resources Group, SJI's wholesale energy marketing business, increased its contribution to SJI's net income to $1.2 million for the third quarter of 2003, a $1 million increase over the prior year period. The profit increase resulted from effectively managing storage and pipeline capacity rights while serving the growing needs of our wholesale customer base.

o Marina Energy, SJI's on-site energy production business, contributed almost $700,000 to earnings for the quarter, due in large part to the July commencement of full operations at our thermal energy plant serving the Borgata Hotel Casino & Spa in Atlantic City, N.J. Since start-up, operation of the plant has exceeded our expectations for the facility.


                                     -MORE-

                                     Page 1


   SJI Third Quarter 2003 Earnings Report-ADD 1

o South Jersey Energy, SJI's non-regulated energy supplier, had 90,300 residential, commercial and industrial customers at the end of the third quarter of 2003 compared with 66,400 at the end of the same period in 2002, a 36% increase. SJE added almost 1,900 customers during the third quarter of 2003. Net income performance for the quarter at our retail gas marketing business was approximately $190,000 lower than the same period last year. However, the large customer increase experienced over the last year should significantly benefit fourth quarter 2003 results.

              Utility Operations
              Continued Strong Customer Growth Fuels Utility

o At South Jersey Gas Company, our regulated utility, a larger customer base, lower interest expenses and a 10% performance improvement from our appliance service business offset the effects of increased administrative expenses that include health and pension costs. Because natural gas usage for heating is typically minimal in the third quarter, expenses associated with serving customers exceed revenues earned from those customers. The utility net loss for the quarter of $3.8 million mirrored third quarter 2002 results.

o Fueled by new construction and conversions from other energy sources, SJG's customer total climbed to 299,600 at September 30, 2003, an increase of 7,900 over the same period last year. The 2.7% customer growth is well above the industry average of 1.5%. We continue to project that customer growth will be close to 3% for the full year based upon the strength of development in our service territory. Customer growth contributes significantly to annual profitability.

o SJG took advantage of historically low interest rates by issuing $110 million of long-term debt during the quarter at an average weighted interest rate of 4.97% and with an average life of 17 years. Proceeds of the debt were used to repay short-term borrowings outstanding under existing lines of credit. Those short-term line borrowings were incurred to temporarily finance the expansion of SJG's gas distribution system and to redeem high rate debt. During the quarter we called $32 million of 6.95% First Mortgage Bonds, the refinancing of which will provide an earnings benefit for the remainder of 2003, 2004 and beyond.

Webcast and Conference Call Details
South Jersey Industries President and COO, Edward J. Graham, will host an open conference call and webcast to discuss the company's third quarter 2003 earnings on Tuesday, October 28, 2003 at 11:00 a.m. EST. To participate in the conference call, dial 1-800-360-9865 approximately 10 minutes ahead of the scheduled time.
         To listen to the live webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com and click the webcast icon. A recorded version of the webcast will be available at SJI's website following the call. A rebroadcast of the conference call will also be available by calling 1-800-428-6051 and entering the code: 309287. SJI encourages shareholders, media and members of the financial community to attend the conference call and/or listen to the webcast.

         South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

                                      ###
                                     Page 2

-------------------------------------------------------------------------------
         SJI Third Quarter Earnings Report-ADD 2
-------------------------------------------------------------------------------
         This release contains forward-looking statements about SJI's financial performance. The statements are made in good faith and deemed reasonable at the date of this release. SJI assumes no responsibility to update this information. Actual results may vary and SJI encourages you to conduct your own research before making any investment decisions including a review of SJI's second quarter 2003 SEC Form 10Q for a discussion of risks and/or uncertainties that may cause actual results to vary.
-------------------------------------------------------------------------------
                                     Page 3



SOURCE:         DAVID A. KINDLICK                                  609-561-9000
                STEPHEN H. CLARK
COMPANY NAME:   SOUTH JERSEY INDUSTRIES, INC.
MARKET:         N
STOCK SYMBOL:   SJI



                 SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
                         COMPARATIVE EARNINGS STATEMENTS
                    (In Thousands Except for Per Share Data)
                                    UNAUDITED

                                                      Three Months Ended
                                                         September 30,
                                                   2003                 2002
Operating Revenues:
   Utility                                   $    53,267          $    48,939
   Nonutility                                     36,868               20,127

       Total Operating Revenues                   90,135               69,066

Operating Expenses:
   Cost of Gas Sold - Utility                     34,910               31,584
   Cost of Sales - Nonutility                     30,332               18,202
   Operation and Maintenance                      20,764               18,191
   Energy and Other Taxes                          1,414                1,446

Operating Income (Loss)                            2,715                 (357)

Other Income and Expense:
   Equity in Affiliated Companies                    170                  287
   Other                                               6                  (54)

       Total Other Income and Expense                176                  233

Interest Charges  *                                5,836                5,161

Income Taxes                                      (1,327)              (2,063)

Loss from Continuing Operations                   (1,618)              (3,222)

Discontinued Operations  -  Net                     (426)                 (18)

Cumulative Effect of a Change in
     Accounting Principle - Net                        0                    0

Net Loss Applicable to Common Stock          $    (2,044)         $    (3,240)

Basic Earnings Per Common Share (Based on
   Average Basic Common Shares Outstanding):
   Continuing Operations                     $     (0.13)         $     (0.27)
   Discontinued Operations  - Net                  (0.03)                0.00
   Cumulative Effect of a Change in
     Accounting Principle - Net                     0.00                 0.00

Basic Earnings Per Common Share              $     (0.16)         $     (0.27)

Average Common Shares Outstanding - Basic          12,604              12,084

Diluted Earnings Per Common Share (Based on
   Average Diluted Common Shares Outstanding):
   Continuing Operations                     $      (0.13)        $     (0.27)
   Discontinued Operations  - Net                   (0.03)               0.00
   Cumulative Effect of a Change in
     Accounting Principle - Net                      0.00                0.00

Diluted Earnings Per Common Share            $      (0.16)        $     (0.27)

Average Common Shares Outstanding - Diluted        12,604              12,084



                                                        Nine Months Ended
                                                           September 30,
                                                   2003                 2002
Operating Revenues:
   Utility                                   $    337,571         $   253,897
   Nonutility                                     138,605              76,400

       Total Operating Revenues                   476,176             330,297

Operating Expenses:
   Cost of Gas Sold - Utility                     231,943             157,902
   Cost of Sales - Nonutility                     121,231              66,896
   Operation and Maintenance                       60,137              54,033
   Energy and Other Taxes                           8,734               7,408

Operating Income                                   54,131              44,058

Other Income and Expense:
   Equity in Affiliated Companies                     549                 653
   Other                                              (45)                556

       Total Other Income and Expense                 504               1,209

Interest Charges  *                                15,115              15,729

Income Taxes                                       16,345              12,321

Income from Continuing Operations                  23,175              17,217

Discontinued Operations  -  Net                      (728)               (168)

Cumulative Effect of a Change in
   Accounting Principle - Net                        (426)                  0

Net Income Applicable to Common Stock              22,021              17,049

Basic Earnings Per Common Share (Based on
   Average Basic Common Shares Outstanding):
   Continuing Operations                     $       1.87         $      1.44
   Discontinued Operations  - Net                   (0.06)              (0.02)
   Cumulative Effect of a Change in
     Accounting Principle - Net                     (0.04)               0.00

Basic Earnings Per Common Share              $       1.77         $      1.42

Average Common Shares Outstanding - Basic          12,412              11,996

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
  Continuing Operations                      $       1.85         $      1.43
  Discontinued Operations  - Net                    (0.06)              (0.02)
  Cumulative Effect of a Change in
    Accounting Principle - Net                      (0.03)               0.00

Diluted Earnings Per Common Share            $       1.76         $      1.41

Average Common Shares Outstanding - Diluted        12,508              12,068


                                                       Twelve Months Ended
                                                          September 30,
                                                    2003                2002
Operating Revenues:
   Utility                                   $    469,794         $   361,759
   Nonutility                                     181,211              98,406

       Total Operating Revenues                   651,005             460,165

Operating Expenses:
   Cost of Gas Sold - Utility                     317,381             223,996
   Cost of Sales - Nonutility                     159,577              86,881
   Operation and Maintenance                       82,767              74,090
   Energy and Other Taxes                          12,132              10,184

Operating Income                                   79,148              65,014

Other Income and Expense:
   Equity in Affiliated Companies                     837                 461
   Other                                              (67)                621

       Total Other Income and Expense                 770               1,082

Interest Charges  *                                20,119              21,418

Income Taxes                                       24,429              18,394

Income from Continuing Operations                  35,370              26,284

Discontinued Operations  -  Net                      (984)               (303)

Cumulative Effect of a Change in
   Accounting Principle - Net                        (426)                  0

Net Income Applicable to Common Stock        $      33,960       $     25,981

Basic Earnings Per Common Share (Based on
   Average Basic Common Shares Outstanding):
   Continuing Operations                     $        2.86       $       2.20
   Discontinued Operations  - Net                    (0.08)             (0.03)
   Cumulative Effect of a Change in
     Accounting Principle - Net                      (0.03)              0.00

Basic Earnings Per Common Share              $        2.75       $       2.17

Average Common Shares Outstanding - Basic           12,350             11,957

Diluted Earnings Per Common Share (Based on
   Average Diluted Common Shares Outstanding):
   Continuing Operations                     $        2.84       $       2.19
   Discontinued Operations  - Net                    (0.08)             (0.03)
   Cumulative Effect of a Change in
     Accounting Principle - Net                      (0.03)              0.00

Diluted Earnings Per Common Share            $        2.73      $        2.16

Average Common Shares Outstanding - Diluted         12,446             12,025

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.